Exhibit 3.3

Please include a typed self-addressed envelope MUST BE TYPED FILING FEE 300.00 MUST SUBMIT TWO COPIES	Mail to: Secretary of State Corporations Section 1600 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242	For office use only 001

ARTICLES OF INCORPORATION

Corporation Name CASINO AMERICA OF COLORADO, INC.

Principal Business Address 711 Washington Loop, Biloxi, Mississippi 39530

(Include City, State, Zip)

Cumulative voting shares of stock is authorized:. Yes ☐	No ☒

If duration is less than perpetual enter number of years

Preemptive rights are granted to shareholders: Yes ☐	No ☒

Stock Information (if additional space is needed, continue on a separate sheet of paper.)

Stock Class COMMON	Authorized Shares 1,000	Par Value $0.01

Stock Class	Authorized Shares	Par Value

The name of the initial registered agent and the address of the registered office is (if another corporation, use last name space)

Last Name The Corporation Company	First & Middle Name

Street Address 1675 Broadway, Denver, Colorado 80202
(Include City, State, Zip)

The undersigned consents to the appointment as the initial registered agent.

Signature of Registered Agent	/s/ [SIGNATURE APPEARS HERE]

These articles are to have a delayed effective date of:

Incorporation:  Name and addresses (If more than two, continue on a separate sheet of paper)

NAME	ADDRESS

Michael J. Perlowski	190 South LaSalle Street
Chicago, IL 60603

Incorporators whoare natural persons must be 18 years or more.  The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature	/s/ Michael J. Perlowski	Signature

(COL. 1632 – 11/14/95)

Please include a typed self-addressed envelope MUST BE TYPED FILING FEE $75.00 MUST SUBMIT TWO COPIES	Mail to: Secretary of State Corporations Section 1600 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242	For office use only 001

APPLICATION FOR AUTHORITY

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation hereby applies for Authority to transact business in Colorado, and for that purpose submits the following statement:

FIRST: The name of the corporation is	Casino America, Inc.
(Exact Corporation name must agree with the attached Certificate of
Good Standing)

SECOND: The name which it elects to use in Colorado is
(If its corporate name is not available for use in Colorado)

THIRD: It is incorporated under the laws of	Delaware
(State of Incorporation)

FOURTH:  The date of its incorporation is 2-14-90 The period of duration is Perpetual

FIFTH:  The street address of its principal office (include City, State and Zip Code) 711 Washington Loop

Biloxi, Mississippi 39530

SIXTH:  The street address of its proposed registered office in Colorado is 1675 Broadway

Denver, Colorado 80202, and the name of its proposed registered agent in Colorado at that address is The Corporation Company
(Address must include building and suite number, street (or rural route number), town or city and zip code (include P.O. Box if mailing address is different from street address)

Signature of Registered Agent                                                                                     (may be in accompanying document)
Date Business commenced or expects to commence transacting business in the state upon qualification

SEVENTH:  The names and respective addresses of its directors and officers are:

OFFICE	NAME SEE ATTACHMENT	BUSINESS ADDRESS
President
Vice Pres
Secy
Treas.
Director
Director
Director

EIGHTH: This application MUST BE ACCOMPANIED BY A CERTIFICATE OF GOOD STANDING ISSUED BY THE JURISDICTION OF ITS INCORPORATION AND DATED WITHIN NINETY (90) DAYS OF THE FILING OF THE APPLICATION.

Signature
Title

CASINO AMERICA, INC.

Bernard Goldstein Chairman, Chief Executive Officer, Director 711 Washington Loop Biloxi, MS 39530	Alan J. Glazer Director c/o Casino America, Inc. 711 Washington Loop Biloxi, MS 39530

John Merrill Gallaway President, Chief Operating Officer, Director 711 Washington Loop Biloxi, MS 39530	Rexford Allen Yeisley Chief Financial Officer, Vice President, Treasurer 711 Washington Loop Biloxi, MS 39530

Allan Bernard Solomon Executive Vice President, General Counsel/Secretary, Director 711 Washington Loop Biloxi, MS 39530	Timothy Michael Hinkley Senior Vice President of Operations 711 Washington Loop Biloxi, MS 39530

Robert Scott Goldstein Director c/o Casino America, Inc. 711 Washington Loop Biloxi, MS 39530	Robert Boone Vice President - Human Resources 711 Washington Loop Biloxi, MS 39530

Emanuel Crystal Director c/o Casino America, Inc. 711 Washington Loop Biloxi, MS 39530	Edward Reese Vice President - Construction and Design 711 Washington Loop Biloxi, MS 39530
James Guay Vice President – Marketing 711 Washington Loop Biloxi, MS 39530

ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act. the undersigned corporation adopts dm following Articles of Amendment to its Articles of Incorporation.

FIRST:  The name of the Corporation is CASINO AMERICA OF COLORADO, INC. (the “Corporation”).

SECOND:  The following amendment to the Articles of Incorporation was adopted on the 8th day of August, 1997, as prescribed by the Colorado Business Corporation Act, by a vote of the Shareholders.  The number of Shares voted for the amendment was sufficient for approval.  The following provision will be added and shall read in its entirety as set out below:

“The sole purpose of the Corporation is to hold a membership interest in Isle of Capri Black Hawk, L.L.C., a Colorado limited liability company, and to exercise the rights or to perform the obligations attendant thereto, and the Corporation is restricted from having or conducting any business apart therefrom.”

THIRD:  The amendment does not effect any exchange, reclassification, or cancellation of issued shares.

IN WITNESS WHEREOF, the Allen Solomon, as Executive Vice President of the Corporation, has signed this Amendment to Articles of Incorporation this        day of August, 1997 and affirms, under penalty of perjury, that the facts stand herein are true.

CASINO AMERICA OF COLORADO, INC.:

/s/ Allan B. Solomon
Allan B. Solomon, Executive Vice President